NEWS

Yum! Brands Reports Second-Quarter Results
+6% GAAP Operating Profit Growth and +10% Core Operating Profit Growth
Taco Bell Same-Store Sales Growth +5%; KFC Unit Growth +8%

Louisville, KY (August 6, 2024) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the second-quarter ended June 30, 2024. Worldwide system sales, excluding foreign currency translation, grew 3% including a 1% same-store sales decline. Second-quarter GAAP operating profit grew 6% and second-quarter core operating profit grew 10%. Second-quarter GAAP EPS was $1.28 and second-quarter EPS excluding Special Items was $1.35. Our year-over-year EPS excluding Special Items results reflect a $0.20 negative impact from a higher current year tax rate and lower investment income. Foreign currency translation also unfavorably impacted our EPS by $0.03.

DAVID GIBBS COMMENTS
David Gibbs, CEO, said “I’m incredibly pleased with how well our teams have managed through a challenging operating environment to deliver a 10% increase in Core Operating Profit. Our twin growth engines of Taco Bell U.S. and KFC International combined delivered 5% system sales growth led by 8% unit growth. Second-quarter results most clearly showcased the power of the Taco Bell brand thanks to unmatched, crave-worthy innovation and a successful menu expansion to a new platform offering, Cantina Chicken. Based on our first half results, we continue to expect to deliver at least 8% Core Operating Profit growth this year. Meanwhile, as we progress into the next phase of our technology and digital journey, we are laying the groundwork for another promising year in 2025 as evidenced by the expansion of drive-thru Voice AI technology at Taco Bell.”

SECOND-QUARTER HIGHLIGHTS
•Worldwide system sales grew 3%, excluding foreign currency translation, with KFC at 2%, Taco Bell at 7% and Pizza Hut flat.
•Unit count increased 5% including 894 gross new units in the quarter.
•Robust digital sales of nearly $8 billion, with digital mix over 50%.
•GAAP operating profit grew 6%, and core operating profit grew 10%.
•Foreign currency translation unfavorably impacted divisional operating profit by $12 million.

Reported Results	% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+2	(3)	+8	+3	+6
Taco Bell Division	+7	+5	+3	+10	+10
Pizza Hut Division	Even	(3)	+3	+4	+6
Worldwide	+3	(1)	+5	+6	+10

	Second-Quarter			Year-to-Date
	2024	2023	% Change	2024	2023	% Change
GAAP EPS	$1.28	$1.46	(12)	$2.38	$2.51	(5)
Less Special Items EPS[1]	$(0.07)	$0.05	NM	$(0.12)	$0.05	NM
EPS Excluding Special Items	$1.35	$1.41	(4)	$2.50	$2.46	+1

1 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit and Special Items.
All comparisons are versus the same period a year ago.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.

Digital system sales includes all transactions at system restaurants where consumers utilize ordering interaction that is primarily facilitated by automated technology.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

KFC DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2024	2023	Reported	Ex F/X	2024	2023	Reported	Ex F/X
Restaurants	30,689	28,500	+8	N/A	30,689	28,500	+8	N/A
System Sales ($MM)	8,226	8,298	(1)	+2	16,354	16,355	Even	+3
Same-Store Sales Growth (%)	(3)	+13	NM	NM	(3)	+11	NM	NM
Franchise and Property Revenues ($MM)	405	416	(3)	Even	802	828	(3)	(1)
Operating Profit ($MM)	334	326	+3	+6	647	631	+3	+6
Operating Margin (%)	46.6	47.7	(1.1)	(0.4)	48.0	46.0	+2.0	+2.7

	Second-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+3	(7)	+5	(7)
Same-Store Sales Growth	(3)	(5)	(2)	(6)

•KFC Division opened 598 gross new restaurants across 57 countries.
•Foreign currency translation unfavorably impacted operating profit by $10 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Second-Quarter (% Change)	Year-to-Date (% Change)
China	27%	+5	+7
United States	15%	(7)	(7)
Europe	11%	+9	+8
Asia	10%	(10)	(8)
Australia	7%	+3	+4
Latin America	7%	+20	+21
United Kingdom	6%	(3)	(2)
Middle East / Turkey / North Africa	6%	(11)	(8)
Africa	5%	+10	+10
Thailand	2%	+8	+8
Canada	2%	+5	+4
India	2%	+9	+10
1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2023.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

TACO BELL DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2024	2023	Reported	Ex F/X	2024	2023	Reported	Ex F/X
Restaurants	8,565	8,320	+3	N/A	8,565	8,320	+3	N/A
System Sales ($MM)	4,017	3,760	+7	+7	7,614	7,224	+5	+5
Same-Store Sales Growth (%)	+5	+4	NM	NM	+3	+6	NM	NM
Franchise and Property Revenues ($MM)	234	218	+7	+7	444	419	+6	+6
Operating Profit ($MM)	250	228	+10	+10	458	432	+6	+6
Operating Margin (%)	37.5	36.8	0.7	0.7	36.3	36.2	0.1	0.1

•Taco Bell Division opened 56 gross new restaurants across 11 countries.
•Taco Bell U.S. system sales grew 7% and Taco Bell International system sales excluding foreign currency grew 4%.
•Taco Bell U.S. same-store sales grew 5% and Taco Bell International same-store sales declined 1%.
•Company-owned restaurant margins were 25.6%, flat year-over-year.

PIZZA HUT DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2024	2023	Reported	Ex F/X	2024	2023	Reported	Ex F/X
Restaurants	19,864	19,242	+3	N/A	19,864	19,242	+3	N/A
System Sales ($MM)	3,140	3,201	(2)	Even	6,307	6,537	(4)	(2)
Same-Store Sales Growth (%)	(3)	+4	NM	NM	(5)	+5	NM	NM
Franchise and Property Revenues ($MM)	148	149	Even	+1	296	304	(3)	(1)
Operating Profit ($MM)	94	91	+4	+6	187	195	(4)	(2)
Operating Margin (%)	39.3	37.3	2.0	2.5	39.2	39.3	(0.1)	0.3

	Second-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	Even	(1)	(1)	(3)
Same-Store Sales Growth	(4)	(1)	(6)	(3)

•Pizza Hut Division opened 236 gross new restaurants across 30 countries.
•Foreign currency translation unfavorably impacted operating profit by $2 million.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		Second-Quarter (% Change)	Year-to-Date (% Change)
United States	41%	(1)	(3)
China	18%	+10	+4
Asia	13%	(5)	(5)
Europe	12%	(6)	(5)
Latin America	6%	+1	+2
Middle East / Africa	5%	(6)	(6)
Canada	3%	+7	+5
India	2%	+4	+1

1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2023.

HABIT BURGER GRILL DIVISION

•The Habit Burger Grill Division opened 4 gross new restaurants this quarter.
•The Habit Burger Grill Division system sales declined 1% with same-store sales declining 6%.

OTHER ITEMS
•See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Special Items by financial statement line item including the impact of Special Items on General and administrative expenses.
•In June 2024, the Company completed a strategic transaction to transfer certain rights related to trademarks of the Jeno’s and Telepizza brands in Colombia and Chile to restaurant operator Food Delivery Brands, S.A. As a result of the transaction, approximately 120 Jeno’s and Telepizza branded restaurant units were removed from Pizza Hut’s global unit count.
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the second-quarter Form 10-Q.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time August 6, 2024. The number is 404/975-4839 for U.S. callers, 833/950-0062 for Canada callers, and 929/526-1599 for international callers, conference ID 125949.

The call will be available for playback beginning at 10:00 a.m. Eastern Time August 6, 2024 through August 15, 2024. To access the playback, dial 866/813-9403 in the U.S., 226/828-7578 in Canada, 0204/525-0658 for U.K. (local), and +44/204-525-0658 internationally, conference ID 908951.

The webcast and the playback can be accessed by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q2 2024 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter-end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included in our Condensed Consolidated Summary of Results.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food- or beverage-borne illness concerns; adverse impacts of health epidemics, deterioration in public health conditions or the occurrence of other catastrophic or unforeseen events; the success of our concepts’ franchisees; the success of our development strategy; anticipated benefits from past or potential future acquisitions, investments, other strategic transactions or initiatives, or our portfolio business model; our significant exposure to the Chinese market; our global operations and related exposure to geopolitical instability; foreign currency risks and foreign exchange controls; our ability to protect the integrity or availability of IT systems or the security of confidential information and other cybersecurity risks; compliance with data privacy and data protection legal requirements; our ability to successfully implement technology initiatives, including utilization of artificial intelligence; our increasing dependence on digital commerce platforms; the impact of social media; our ability to protect our trademarks or other intellectual property; shortages or interruptions in the availability and the delivery of food, equipment and other supplies; the loss of key personnel, labor shortages and increased labor costs, including as a result of state and local legislation related to wages and working conditions; changes in food prices and other operating costs; our corporate reputation, the value and perception of our brands and changes in consumer preferences and wellness trends; evolving expectations and requirements with respect to social and environmental sustainability matters; adverse effects of severe weather and climate change; pending or future litigation and legal claims or proceedings; changes in, or noncompliance with, legal requirements; tax matters, including changes in tax rates or laws, impositions of new taxes, tax implications of our restructurings, or disagreements with taxing authorities; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures and elevated interest rates; competition within the retail food industry; risks relating to our level of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., based in Louisville, Kentucky, and its subsidiaries franchise or operate a system of over 59,000 restaurants in more than 155 countries and territories under the company’s concepts – KFC, Taco Bell, Pizza Hut and the Habit Burger Grill. The Company's KFC, Taco Bell and Pizza Hut brands are global leaders of the chicken, Mexican-style food, and pizza categories, respectively. The Habit Burger Grill is a fast casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. In 2024, Yum! was named to the Dow Jones Sustainability Index North America for the eighth consecutive year, and the company was recognized among TIME Magazine’s list of Best Companies for Future Leaders, Newsweek’s list of America’s Most Responsible Companies and USA Today’s America’s Climate Leaders. Yum! also received widespread recognition in 2023, including being listed on the Bloomberg Gender-Equality Index; and Forbes’ list of America’s Best Employers for Diversity. In addition, KFC, Taco Bell and Pizza Hut brands were ranked in the top five of Entrepreneur’s Top Global Franchises Ranking for 2023.

Analysts are invited to contact:
Matt Morris, Head of Investor Relations at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Vice President, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/24	6/30/23	B/(W)	6/30/24	6/30/23	B/(W)
Revenues
Company sales	$572	$511	12	$1,046	$985	6
Franchise and property revenues	789	785	Even	1,546	1,555	(1)
Franchise contributions for advertising and other services	402	391	3	769	792	(3)
Total revenues	1,763	1,687	4	3,361	3,332	1

Costs and Expenses, Net
Company restaurant expenses	470	415	(13)	870	818	(6)
General and administrative expenses	281	291	4	567	573	1
Franchise and property expenses	23	32	31	54	68	22
Franchise advertising and other services expense	401	388	(3)	768	783	2
Refranchising (gain) loss	(14)	(17)	NM	(19)	(21)	NM
Other (income) expense	(5)	5	NM	(6)	15	NM
Total costs and expenses, net	1,156	1,114	(4)	2,234	2,236	Even

Operating Profit	607	573	6	1,127	1,096	3
Investment (income) expense, net	—	(29)	NM	22	(5)	NM
Other pension (income) expense	(1)	(1)	NM	(3)	(3)	NM
Interest expense, net	121	125	4	238	255	7
Income before income taxes	487	478	2	870	849	3
Income tax provision	120	60	(101)	189	131	(44)
Net Income	$367	$418	(12)	$681	$718	(5)

Basic EPS
EPS	$1.30	$1.49	(13)	$2.41	$2.55	(6)
Average shares outstanding	282	281	(1)	282	281	—

Diluted EPS
EPS	$1.28	$1.46	(12)	$2.38	$2.51	(5)
Average shares outstanding	286	286	—	286	286	—

Dividends declared per common share	$0.67	$0.605		$1.34	$1.21

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/24	6/30/23	B/(W)	6/30/24	6/30/23	B/(W)

Company sales	$163	$115	41	$268	$225	19
Franchise and property revenues	405	416	(3)	802	828	(3)
Franchise contributions for advertising and other services	149	151	(2)	279	316	(12)
Total revenues	717	682	5	1,349	1,369	(2)

Company restaurant expenses	144	99	(45)	236	195	(21)
General and administrative expenses	84	90	6	167	179	7
Franchise and property expenses	9	16	46	26	42	39
Franchise advertising and other services expense	147	150	2	276	314	12
Other (income) expense	(1)	1	NM	(3)	8	NM
Total costs and expenses, net	383	356	(7)	702	738	5
Operating Profit	$334	$326	3	$647	$631	3

Company restaurant margin %[1]	11.9%	14.3%	(2.4) ppts.	12.0%	13.2%	(1.2) ppts.

Operating margin	46.6%	47.7%	(1.1) ppts.	48.0%	46.0%	2.0 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/24	6/30/23	B/(W)	6/30/24	6/30/23	B/(W)

Company sales	$268	$253	6	$508	$482	5
Franchise and property revenues	234	218	7	444	419	6
Franchise contributions for advertising and other services	164	150	9	312	292	7
Total revenues	666	621	7	1,264	1,193	6

Company restaurant expenses	199	187	(6)	385	366	(5)
General and administrative expenses	47	49	5	96	94	(1)
Franchise and property expenses	8	9	1	16	14	(15)
Franchise advertising and other services expense	163	148	(10)	310	286	(9)
Other (income) expense	(1)	—	NM	(1)	1	NM
Total costs and expenses, net	416	393	(6)	806	761	(6)
Operating Profit	$250	$228	10	$458	$432	6

Company restaurant margin %[1]	25.6%	25.6%	Even	24.2%	24.0%	0.2 ppts.

Operating margin	37.5%	36.8%	0.7 ppts.	36.3%	36.2%	0.1 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/24	6/30/23	B/(W)	6/30/24	6/30/23	B/(W)

Company sales	$2	$4	(62)	$4	$9	(63)
Franchise and property revenues	148	149	Even	296	304	(3)
Franchise contributions for advertising and other services	89	89	(1)	177	183	(3)
Total revenues	239	242	(2)	477	496	(4)

Company restaurant expenses	2	4	60	4	9	62
General and administrative expenses	50	53	4	102	104	1
Franchise and property expenses	5	6	26	10	9	(11)
Franchise advertising and other services expense	91	89	(2)	181	182	1
Other (income) expense	(3)	(1)	NM	(7)	(3)	NM
Total costs and expenses, net	145	151	5	290	301	4
Operating Profit	$94	$91	4	$187	$195	(4)

Company restaurant margin %[1]	(2.2)%	3.2%	(5.4) ppts.	(0.1)%	3.6%	(3.7) ppts.

Operating margin	39.3%	37.3%	2.0 ppts.	39.2%	39.3%	(0.1) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)
(unaudited)

	6/30/24	12/31/23
ASSETS
Current Assets
Cash and cash equivalents	$404	$512
Accounts and notes receivable, less allowance: $49 in 2024 and $39 in 2023	713	737
Prepaid expenses and other current assets	518	360
Total Current Assets	1,635	1,609

Property, plant and equipment, net of accumulated depreciation of $1,361 in 2024
and $1,332 in 2023	1,272	1,197
Goodwill	718	642
Intangible assets, net	417	377
Other assets	1,335	1,361
Deferred income taxes	1,018	1,045
Total Assets	$6,395	$6,231

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,098	$1,169
Income taxes payable	14	55
Short-term borrowings	24	53
Total Current Liabilities	1,136	1,277

Long-term debt	11,140	11,142
Other liabilities and deferred credits	1,749	1,670
Total Liabilities	14,025	14,089

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 281 shares issued in 2024 and 2023	—	60
Accumulated deficit	(7,321)	(7,616)
Accumulated other comprehensive loss	(309)	(302)
Total Shareholders' Deficit	(7,630)	(7,858)
Total Liabilities and Shareholders' Deficit	$6,395	$6,231
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	6/30/24	6/30/23
Cash Flows - Operating Activities
Net Income	$681	$718
Depreciation and amortization	76	67
Refranchising (gain) loss	(19)	(21)
Investment (income) expense, net	22	(5)
Deferred income taxes	12	(73)
Share-based compensation expense	38	47
Changes in accounts and notes receivable	15	(21)
Changes in prepaid expenses and other current assets	(36)	(19)
Changes in accounts payable and other current liabilities	(78)	(107)
Changes in income taxes payable	(46)	19
Other, net	40	73
Net Cash Provided by Operating Activities	705	678

Cash Flows - Investing Activities
Capital spending	(99)	(122)
Proceeds from sale of Devyani Investment	104	—
Proceeds from sale of KFC Russia	—	121
Acquisition of KFC U.K. and Ireland restaurants	(174)	—
Proceeds from refranchising of restaurants	30	31
Maturities (purchases) of Short term investments, net	(116)	1
Other, net	2	(5)
Net Cash Provided by (Used in) Investing Activities	(253)	26

Cash Flows - Financing Activities
Proceeds from long-term debt	237	—
Repayments of long-term debt	(463)	(40)
Revolving credit facilities, three months or less, net	175	(249)
Repurchase shares of Common Stock	(50)	(50)
Dividends paid on Common Stock	(377)	(339)
Other, net	(69)	(20)
Net Cash Used in Financing Activities	(547)	(698)
Effect of Exchange Rate on Cash and Cash Equivalents	(6)	6
Net Increase (Decrease) in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(101)	12
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	724	647
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$623	$659

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);
•Effective Tax Rate excluding Special Items;
•Core Operating Profit. Core Operating Profit excludes Special Items and foreign currency translation (“F/X”) and we use Core Operating Profit for the purposes of evaluating performance internally;
•Company restaurant profit and Company restaurant margin as a percentage of sales (as defined below).

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (d) in the accompanying notes.

Company restaurant profit is defined as Company sales less Company restaurant expenses, both of which appear on the face of our Condensed Consolidated Statements of Income. Company restaurant expenses include those expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, cost of restaurant-level labor, rent, depreciation and amortization of restaurant-level assets and advertising expenses incurred by and on behalf of that Company restaurant. Company restaurant margin as a percentage of sales ("Company restaurant margin %") is defined as Company restaurant profit divided by Company sales. We use Company restaurant profit for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe Company restaurant profit provides useful information to investors as to the profitability of our Company-owned restaurants. In calculating Company restaurant profit, the Company excludes revenues and expenses directly associated with our franchise operations as well as non-restaurant-level costs included in General and administrative expenses, some of which may support Company-owned restaurant operations. The Company also excludes restaurant-level asset impairment and closures expenses, which have historically not been significant, from the determination of Company restaurant profit as such expenses are not believed to be indicative of ongoing operations. Company restaurant profit and Company restaurant margin % as presented may not be comparable to other similarly titled measures of other companies in the industry.

Certain non-GAAP measurements are presented excluding the impact of F/X. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year to date
	6/30/24	6/30/23	6/30/24	6/30/23
Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$607	$573	$1,127	$1,096
Detail of Special Items:
(Gain) loss associated with market-wide refranchisings(a)	1	(2)	4	(5)
Operating (profit) loss impact from decision to exit Russia(b)	—	9	—	12
Charges associated with Resource Optimization(c)	25	8	46	10
Other Special Items Expense	—	—	—	1
Special Items Expense - Operating Profit	26	15	50	18
Negative Foreign Currency Impact on Divisional Operating Profit	12	N/A	23	N/A
Core Operating Profit	$645	$588	$1,200	$1,114

Special Items as shown above were recorded to the financial statement line items identified below.

Condensed Consolidated Summary of Results Line Item
General and administrative expenses	$25	$11	$46	$15
Franchise and property expenses	—	1	—	2
Refranchising (gain) loss	1	(2)	4	(5)
Other (income) expense	—	5	—	6
Special Items Expense - Operating Profit	$26	$15	$50	$18

	Quarter ended		Year to date
	6/30/24	6/30/23	6/30/24	6/30/23
KFC Division
GAAP Operating Profit	$334	$326	$647	$631
Negative (Positive) Foreign Currency Impact	10	N/A	20	N/A
Core Operating Profit	$344	$326	$667	$631

Taco Bell Division
GAAP Operating Profit	$250	$228	$458	$432
Negative (Positive) Foreign Currency Impact	—	N/A	—	N/A
Core Operating Profit	$250	$228	$458	$432

Pizza Hut Division
GAAP Operating Profit	$94	$91	$187	$195
Negative (Positive) Foreign Currency Impact	2	N/A	3	N/A
Core Operating Profit	$96	$91	$190	$195

Habit Burger Grill Division
GAAP Operating Loss	$2	$3	$(3)	$(2)
Negative (Positive) Foreign Currency Impact	—	N/A	—	N/A
Core Operating Profit (Loss)	$2	$3	$(3)	$(2)

Reconciliation of GAAP Net Income to Net Income excluding Special Items
GAAP Net Income	$367	$418	$681	$718
Special Items Expense - Operating Profit	26	15	50	18
Special Items Tax Benefit(d)	(7)	(30)	(17)	(32)
Net Income excluding Special Items	$386	$403	$714	$704

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$1.28	$1.46	$2.38	$2.51
Less Special Items Diluted EPS	(0.07)	0.05	(0.12)	0.05
Diluted EPS excluding Special Items	$1.35	$1.41	$2.50	$2.46

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	24.7%	12.6%	21.8%	15.4%
Impact on Tax Rate as a result of Special Items	—%	(5.6)%	(0.6)%	(3.3)%
Effective Tax Rate excluding Special Items	24.7%	18.2%	22.4%	18.7%

Reconciliation of GAAP Operating Profit to Company Restaurant Profit
	Quarter ended 6/30/2024
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$334	$250	$94	$2	$(73)	$607
Less:
Franchise and property revenues	405	234	148	2	—	789
Franchise contributions for advertising and other services	149	164	89	—	—	402
Add:
General and administrative expenses	84	47	50	14	86	281
Franchise and property expenses	9	8	5	1	—	23
Franchise advertising and other services expense	147	163	91	—	—	401
Refranchising (gain) loss	—	—	—	—	(14)	(14)
Other (income) expense	(1)	(1)	(3)	—	—	(5)
Company restaurant profit	$19	$69	$—	$15	$(1)	$102
Company sales	$163	$268	$2	$139	$—	$572
Company restaurant margin %	11.9%	25.6%	(2.2)%	10.7%	N/A	17.8%

	Quarter ended 6/30/2023
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$326	$228	$91	$3	$(75)	$573
Less:
Franchise and property revenues	416	218	149	2	—	785
Franchise contributions for advertising and other services	151	150	89	1	—	391
Add:
General and administrative expenses	90	49	53	13	86	291
Franchise and property expenses	16	9	6	—	1	32
Franchise advertising and other services expense	150	148	89	1	—	388
Refranchising (gain) loss	—	—	—	—	(17)	(17)
Other (income) expense	1	—	(1)	—	5	5
Company restaurant profit	$16	$66	$—	$14	$—	$96
Company sales	$115	$253	$4	$139	$—	$511
Company restaurant margin %	14.3%	25.6%	3.2%	11.1%	N/A	18.9%

	Year to Date 6/30/2024
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$647	$458	$187	$(3)	$(162)	$1,127
Less:
Franchise and property revenues	802	444	296	4	—	1,546
Franchise contributions for advertising and other services	279	312	177	1	—	769
Add:
General and administrative expenses	167	96	102	27	175	567
Franchise and property expenses	26	16	10	2	—	54
Franchise advertising and other services expense	276	310	181	1	—	768
Refranchising (gain) loss	—	—	—	—	(19)	(19)
Other (income) expense	(3)	(1)	(7)	—	5	(6)
Company restaurant profit	$32	$123	$—	$22	$(1)	$176
Company sales	$268	$508	$4	$266	$—	$1,046
Company restaurant margin %	12.0%	24.2%	(0.1)%	8.2%	N/A	16.8%

	Year to Date 6/30/2023
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$631	$432	$195	$(2)	$(160)	$1,096
Less:
Franchise and property revenues	828	419	304	4	—	1,555
Franchise contributions for advertising and other services	316	292	183	1	—	792
Add:
General and administrative expenses	179	94	104	26	170	573
Franchise and property expenses	42	14	9	1	2	68
Franchise advertising and other services expense	314	286	182	1	—	783
Refranchising (gain) loss	—	—	—	—	(21)	(21)
Other (income) expense	8	1	(3)	—	9	15
Company restaurant profit	$30	$116	$—	$21	$—	$167
Company sales	$225	$482	$9	$269	$—	$985
Company restaurant margin %	13.2%	24.0%	3.6%	8.2%	N/A	17.0%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter ended 6/30/2024	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$717	$666	$239	$141	$—	$1,763

Company restaurant expenses	144	199	2	124	1	470
General and administrative expenses	84	47	50	14	86	281
Franchise and property expenses	9	8	5	1	—	23
Franchise advertising and other services expense	147	163	91	—	—	401
Refranchising (gain) loss	—	—	—	—	(14)	(14)
Other (income) expense	(1)	(1)	(3)	—	—	(5)
Total costs and expenses, net	383	416	145	139	73	1,156
Operating Profit (Loss)	$334	$250	$94	$2	$(73)	$607

Quarter ended 6/30/2023	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$682	$621	$242	$142	$—	$1,687

Company restaurant expenses	99	187	4	125	—	415
General and administrative expenses	90	49	53	13	86	291
Franchise and property expenses	16	9	6	—	1	32
Franchise advertising and other services expense	150	148	89	1	—	388
Refranchising (gain) loss	—	—	—	—	(17)	(17)
Other (income) expense	1	—	(1)	—	5	5
Total costs and expenses, net	356	393	151	139	75	1,114
Operating Profit (Loss)	$326	$228	$91	$3	$(75)	$573

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 6/30/2024	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$1,349	$1,264	$477	$271	$—	$3,361

Company restaurant expenses	236	385	4	244	1	870
General and administrative expenses	167	96	102	27	175	567
Franchise and property expenses	26	16	10	2	—	54
Franchise advertising and other services expense	276	310	181	1	—	768
Refranchising (gain) loss	—	—	—	—	(19)	(19)
Other (income) expense	(3)	(1)	(7)	—	5	(6)
Total costs and expenses, net	702	806	290	274	162	2,234
Operating Profit (Loss)	$647	$458	$187	$(3)	$(162)	$1,127

Year to Date 6/30/2023	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$1,369	$1,193	$496	$274	$—	$3,332

Company restaurant expenses	195	366	9	248	—	818
General and administrative expenses	179	94	104	26	170	573
Franchise and property expenses	42	14	9	1	2	68
Franchise advertising and other services expense	314	286	182	1	—	783
Refranchising (gain) loss	—	—	—	—	(21)	(21)
Other (income) expense	8	1	(3)	—	9	15
Total costs and expenses, net	738	761	301	276	160	2,236
Operating Profit (Loss)	$631	$432	$195	$(2)	$(160)	$1,096

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarters and years to date ended June 30, 2024 and 2023 are preliminary.

(a)Due to their size and volatility, we have reflected as Special Items those refranchising gains and losses that were recorded in connection with market-wide refranchisings.

(b)In April 2023, we completed our exit from the Russia market by selling the KFC business in Russia to Smart Service Ltd. Our GAAP operating results presented herein for the quarter and year to date ended June 30, 2023, respectively, reflect revenues from and expenses to support the Russian operations for KFC prior to the date of sale, within their historical financial statement line items and operating segments. However, given our decision to exit Russia and our pledge to direct any future net profits attributable to Russia subsequent to the date of invasion of Ukraine to humanitarian efforts, we reclassed such net operating profits or losses from the KFC Division segment results to Unallocated Other income (expense). Additionally, we incurred certain expenses related to the disposition of the business and other one-time costs related to our exit from Russia which we recorded within Corporate and unallocated G&A and Unallocated Franchise and property expenses. The resulting net Operating Loss of $9 million and $12 million for the quarter and year to date ended June 30, 2023, respectively, has been reflected as a Special Item.

(c)We recorded charges of $25 million and $46 million during the quarter and year to date ended June 30, 2024, respectively, and $8 million and $10 million during the quarter and year to date ended June 30, 2023, respectively, to General and administrative expenses related to a resource optimization program. This program has allowed us to reallocate significant resources to accelerate our digital, technology and innovation capabilities to deliver a modern, world-class team member and customer experience and improve unit economics. We recently expanded the program to identify further opportunities to optimize the Company’s spending and identify additional, critical areas in which to potentially reallocate resources, both with a goal to enable the acceleration of the Company’s growth rate. Costs incurred to date related to the program include severance associated with positions that have been eliminated or relocated and consultant fees. Due to their scope and size, these charges have been reflected as Special Items.

(d)The below table includes the detail of Special Items Tax Benefit:

	Quarter ended		Year to date
	6/30/24	6/30/23	6/30/24	6/30/23
Tax Benefit on Special Items Operating Profit	$(7)	$(2)	$(13)	$(2)
Tax Benefit - Income tax impacts from decision to exit Russia	—	(6)	—	(8)
Tax Benefit - Other Income tax impacts recorded as Special	—	(22)	(4)	(22)
Special Items Tax Benefit	$(7)	$(30)	$(17)	$(32)

Tax Benefit on Special Items Operating Profit was determined by assessing the tax impact of each individual component within Special Items based upon the nature of the item and jurisdictional tax law.

Other Income Tax impacts recorded as Special in the year to date ended June 30, 2024, and the quarter and year to date ended June 30, 2023 include benefits related to the reversal of reserves due to the favorable resolutions of tax audits in foreign jurisdictions. Such reserves were established in prior years related to income tax liabilities and deferred tax assets originally recorded as Special Items as part of intercompany restructurings of intellectual property. Other Income Tax impacts recorded as Special in the quarter and year to date ended June 30, 2023 also include the release of valuation allowances associated with a jurisdiction in which a market-wide refranchising event occurred.